East Dubuque Nitrogen Partners, L.P. and Subsidiaries Consolidated Interim Financial Statements March 31, 2016

2 EAST DUBUQUE NITROGEN PARTNERS, L.P. CONSOLIDATED BALANCE SHEETS March 31, 2016 December 31, 2015 (unaudited) (in thousands) ASSETS Current assets: Cash $ 33,772 $ 7,234 Accounts receivable 8,941 9,001 Inventories 14,652 10,358 Prepaid expenses and other current assets 2,036 2,264 Receivable for working capital adjustment on sale of Pasadena 4,638 — Assets held for sale — 36,652 Total current assets 64,039 65,509 Long-term assets: Property, plant, and equipment, net 146,437 150,268 Construction in progress 29,615 22,817 Assets held for sale — 2,776 Total long-term assets 176,052 175,861 Total assets $ 240,091 $ 241,370 LIABILITIES AND PARTNERS’ CAPITAL Current liabilities: Accounts payable $ 6,048 $ 7,007 Payable to general partner 3,019 4,228 Accrued liabilities 4,954 9,568 Deferred revenue 24,485 6,197 Accrued interest 9,947 4,650 Liabilities held for sale — 21,821 Total current liabilities 48,453 53,471 Long-term liabilities: Debt 362,522 347,575 Other 901 1,001 Liabilities held for sale — 5,589 Total long-term liabilities 363,423 354,165 Total liabilities 411,876 407,636 Commitments and contingencies (Note 10) Partners’ Capital (Deficit): Common unitholders — 38,985 units issued and outstanding at both March 31, 2016 and December 31, 2015 (171,785) (166,555) Accumulated other comprehensive income of discontinued operations — 289 General partner’s interest — — Total partners’ (deficit) (171,785) (166,266) Total liabilities and partners’ capital $ 240,091 $ 241,370 See accompanying notes to the consolidated financial statements.

3 EAST DUBUQUE NITROGEN PARTNERS, L.P. CONSOLIDATED STATEMENTS OF INCOME Three Months Ended March 31, 2016 2015 (unaudited) (in thousands) Revenues $ 34,848 $ 36,752 Cost of sales 20,336 19,311 Gross profit 14,512 17,441 Operating expenses Selling, general and administrative expense 3,665 3,540 Other operating expense, net 84 65 Total operating expenses 3,749 3,605 Operating income 10,763 13,836 Other income (expense), net Interest expense (5,568) (5,028) Other income (expense), net 15 (3) Total other expenses, net (5,553) (5,031) Income from continuing operations before income taxes 5,210 8,805 Income tax expense — 15 Net income from continuing operations 5,210 8,790 Income (loss) from discontinued operations, net of tax (2,470) 163 Net income $ 2,740 $ 8,953 See accompanying notes to the consolidated financial statements.

4 EAST DUBUQUE NITROGEN PARTNERS, L.P. CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME Three Months Ended March 31, 2016 2015 (unaudited) (in thousands) Net income $ 2,740 $ 8,953 Other comprehensive income, net of tax: Pension and postretirement plan adjustments of discontinued operations — 4 Other comprehensive income — 4 Total comprehensive income $ 2,740 $ 8,957 See accompanying notes to the consolidated financial statements.

EAST DUBUQUE NITROGEN PARTNERS, L.P.

CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL (DEFICIT)

	Common Units		Accumulated Other Comprehensive Income/(Loss)	General Partner	Total Partners' Capital (Deficit)
	Issued	Amount			
			(unaudited) (in thousands)		
Balance at December 31, 2015	38,985	$ (166,555)	$ 289	$ —	$ (166,266)
Cash distributions to common unitholders – Affiliates	—	(4,883)	—	—	(4,883)
Cash distributions to common unitholders – Non-affiliates	—	(3,338)	—	—	(3,338)
Unit-based compensation expense	—	251	—	—	251
Net income	—	2,740	—	—	2,740
Reduction to Pasadena unfunded pension and other postretirement benefits liability	—	—	(289)	—	(289)
Balance at March 31, 2016	38,985	$ (171,785)	$ —	$ —	$ (171,785)

See accompanying notes to the consolidated financial statements.

5

6 EAST DUBUQUE NITROGEN PARTNERS, L.P. CONSOLIDATED STATEMENTS OF CASH FLOWS Three Months Ended March 31, 2016 2015 (unaudited) (in thousands) Cash flows from operating activities Net income $ 2,740 $ 8,953 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 4,232 5,143 Utilization of spare parts 1,210 1,098 Non-cash interest expense 324 305 Unit-based compensation 251 326 Loss on sale of subsidiary 1,972 — Unrealized gain on gas derivatives (1,466) (2,580) Other 46 75 Changes in operating assets and liabilities: Accounts receivable (3,342) 847 Inventories (5,618) (10,510) Prepaid expenses and other current assets 239 (2,707) Other receivables 242 93 Accounts payable (1,979) (4,788) Accrued liabilities, accrued payroll and other (5,735) 2,756 Deferred revenue 22,833 18,475 Accrued interest 4,911 4,989 Net cash provided by operating activities 20,860 22,475 Cash flows from investing activities Capital expenditures (11,075) (10,363) Proceeds from sale of subsidiary 1,794 — Other items (9) 4 Net cash used in investing activities (9,290) (10,359) Cash flows from financing activities Proceeds from credit facilities 14,600 4,000 Distributions to common unitholders – affiliates (4,883) (6,975) Distributions to common unitholders – non-affiliates (3,338) (4,763) Net cash provided by (used in) financing activities 6,379 (7,738) Increase in cash 17,949 4,378 Cash, beginning of period 15,823 28,028 Cash, end of period 33,772 32,406 Less: Cash, end of period, discontinued operations — 1,264 Cash, end of period, continuing operations $ 33,772 $ 31,142

7 Excluded from the consolidated statement of cash flows were the effects of certain non-cash investing and financing activities as follows: Three Months Ended March 31, 2016 2015 (unaudited) Purchase of property, plant, equipment and construction in progress in accounts payable and accrued liabilities $ 4,596 $ 3,134 See accompanying notes to the consolidated financial statements.

EAST DUBUQUE NITROGEN PARTNERS, L.P. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS March 31, 2016 (Unaudited) 8 (1) Description of the Business The accompanying unaudited consolidated financial statements of East Dubuque Nitrogen Partners, L.P. (formerly known as Rentech Nitrogen Partners, L.P.) (the "Partnership") and its consolidated subsidiaries has been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). In the opinion of management, the unaudited consolidated financial statements reflect all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair statement of the Partnership’s financial position as of March 31, 2016 and 2015, and the results of operations and cash flows for the periods presented. Operating results for the three months ended March 31, 2016 are not necessarily indicative of the results that may be expected for the year ending December 31, 2016 or any other reporting period. The Partnership’s assets consist primarily of all of the equity interests of East Dubuque Nitrogen Fertilizers, LLC (formerly known as Rentech Nitrogen, LLC), which owns a fertilizer facility in East Dubuque, Illinois ("EDNF" or the "East Dubuque Facility"). Prior to the sale discussed in Note 3 ("Sale of Pasadena Facility"), the Partnership also owned all of the equity interests of Rentech Nitrogen Pasadena, LLC, which owns a fertilizer facility in Pasadena, Texas (the "Pasadena Facility"). We were formed by Rentech, Inc. ("Rentech"). Prior to the Merger as defined and discussed in Note 4 ("Mergers"), Rentech Nitrogen Holdings, Inc. ("RNHI"), Rentech’s indirect wholly-owned subsidiary, owned approximately 60% of the outstanding Partnership common units. East Dubuque Nitrogen GP, LLC (formerly known as Rentech Nitrogen GP, LLC) (the "General Partner"), formerly RNHI’s wholly-owned subsidiary, owns 100% of the non-economic general partner interest in us. (2) Summary of Significant Accounting Policies Principles of Consolidation The accompanying consolidated financial statements include the accounts of the Partnership and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. Use of Estimates The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Revenue Recognition Pasadena Facility (Discontinued Operations) and East Dubuque Facility Revenues are recognized when customers take ownership upon shipment from the East Dubuque Facility or the Pasadena Facility’s distributors’ facilities and (i) customer assumes risk of loss, (ii) there are no uncertainties regarding customer acceptance, (iii) collection of the related receivable is probable, (iv) persuasive evidence of a sale arrangement exists and (v) the sales price is fixed or determinable. Management assesses the business environment, the customer’s financial condition, historical collection experience, accounts receivable aging and customer disputes to determine whether collectability is reasonably assured. If collectability is not considered reasonably assured at the time of sale, the Partnership does not recognize revenue until collection occurs. Natural gas, though not typically purchased for the purpose of resale, is occasionally sold by the East Dubuque Facility when contracted quantities received are in excess of production and storage capacities, in which case the sales price is recorded in revenues and the related cost is recorded in cost of sales. East Dubuque Contracts EDNF had a distribution agreement (the "Distribution Agreement") with Agrium U.S.A., Inc. ("Agrium"). The Distribution Agreement was for a 10 year period, subject to renewal options. Pursuant to the Distribution Agreement, Agrium was obligated to use commercially reasonable efforts to promote the sale of, and solicit and secure orders from its customers for nitrogen fertilizer products

EAST DUBUQUE NITROGEN PARTNERS, L.P. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued) March 31, 2016 (unaudited) 9 manufactured at the East Dubuque Facility, and to purchase from EDNF nitrogen fertilizer products manufactured at the facility for prices to be negotiated in good faith from time to time. Under the Distribution Agreement, Agrium was appointed as the exclusive distributor for the sale, purchase and resale of nitrogen products manufactured at the East Dubuque Facility. Sale terms were negotiated and approved by EDNF. Agrium bore the credit risk on products sold through Agrium pursuant to the Distribution Agreement. If an agreement was not reached on the terms and conditions of any proposed Agrium sale transaction, EDNF had the right to sell to third parties provided the sale was on the same timetable and volumes and at a price not lower than the one proposed by Agrium. For the three months ended March 31, 2015, the Distribution Agreement accounted for 41% of net revenues from product sales for the East Dubuque Facility. Receivables from Agrium accounted for 50% and 44% of the total accounts receivable balance of the East Dubuque Facility as of March 31, 2016 and December 31, 2015, respectively. EDNF terminated the Distribution Agreement as of December 31, 2015. EDNF now sells directly to its customers. EDNF negotiated sales with other customers and these transactions were not subject to the terms of the Distribution Agreement. Under the Distribution Agreement, the East Dubuque Facility paid commissions to Agrium not to exceed $5 million during each contract year on applicable gross sales during the first 10 years of the agreement. No commission expense was recorded in cost of sales for each of the three months ended March 31, 2016 and 2015. Pasadena Contracts (Discontinued Operations) We sold substantially all of our Pasadena Facility’s products through marketing and distribution agreements. Pursuant to an exclusive marketing agreement we entered into with Interoceanic Corporation ("IOC"), IOC had the exclusive right and obligation to market and sell all of our Pasadena Facility’s ammonium sulfate product. Under the marketing agreement, IOC was required to use commercially reasonable efforts to market the product to obtain the most advantageous price. We compensated IOC for transportation and storage costs relating to the ammonium sulfate product it marketed through the pricing structure under the marketing agreement. The marketing agreement had a term that would have ended December 31, 2016, but would have automatically renewed for subsequent one-year periods (unless either party delivered a termination notice to the other party at least 210 days prior to an automatic renewal). The marketing agreement may have been terminated prior to its stated term for specified causes. During the three months ended March 31, 2016, and 2015, the marketing agreement with IOC accounted for 75% or more of our Pasadena Facility’s total revenues. In addition, we had an arrangement with IOC that permitted us to store approximately 60,000 tons of ammonium sulfate at IOC-controlled terminals, located near end customers of our Pasadena Facility’s ammonium sulfate. This arrangement was not governed by a written contract. Deferred Revenue A significant portion of the revenue recognized during any period may be related to prepaid contracts, for which cash was collected during an earlier period, with the result that a significant portion of revenue recognized during a period may not generate cash receipts during that period. We record a liability for deferred revenue to the extent that payment has been received under prepaid contracts, which create obligations for delivery of product within a specified period of time in the future. The terms of these prepaid contracts require payment in advance of delivery. The Partnership recognizes revenue related to the prepaid contracts and relieves the liability for deferred revenue when products are shipped. At the Pasadena Facility, IOC pre-pays a portion of the sales price for shipments received into its storage facilities. The Partnership recognizes revenue related to the prepaid contracts or products stored at IOC facilities and relieves the liability for deferred revenue when products are shipped (including shipments to end customers from IOC facilities). See "Note 3 - Sale of the Pasadena Facility" for deferred revenue associated with the Pasadena Facility. Cost of Sales Cost of sales are comprised of manufacturing costs related to the Partnership’s fertilizer products. Cost of sales expenses include direct materials (such as natural gas), direct labor, indirect labor, employee fringe benefits, depreciation on plant machinery, electricity and other costs, including shipping and handling charges incurred to transport products sold. The Partnership enters into short-term contracts to purchase physical supplies of natural gas in fixed quantities at both fixed and indexed prices. The Partnership anticipates that it will physically receive the contract quantities and use them in the production of fertilizer. The Partnership believes it is probable that the counterparties will fulfill their contractual obligations when executing these

EAST DUBUQUE NITROGEN PARTNERS, L.P. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued) March 31, 2016 (unaudited) 10 contracts. Natural gas purchases, including the cost of transportation to the East Dubuque Facility, are recorded at the point of delivery into the pipeline system. Accounting for Derivative Instruments Accounting guidance establishes accounting and reporting requirements for derivative instruments and hedging activities. This guidance requires recognition of all derivative instruments as assets or liabilities on the Partnership’s consolidated balance sheets and measurement of those instruments at fair value. The accounting treatment of changes in fair value is dependent upon whether or not a derivative instrument is designated as a hedge and if so, the type of hedge. The Partnership currently does not designate any of its derivatives as hedges for financial reporting purposes. Gains and losses on derivative instruments not designated as hedges are included in cost of product sales on our statement of operations and reported under cash flows from operating activities. Cash Cash and cash equivalents consist of cash on hand with original maturities of three months or less. The Partnership has checking accounts with major financial institutions. At times balances with these financial institutions may be in excess of federally insured limits. Accounts and Other Receivables Trade receivables are recorded at net realizable value. The allowance for doubtful accounts reflects the Partnership’s best estimate of probable losses inherent in the accounts receivable balance. The Partnership determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. The Partnership reviews its allowance for doubtful accounts quarterly. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. No allowance has been recorded as of March 31, 2016 and December 31, 2015. Inventories Inventories consist of raw materials and finished goods. The primary raw material used by the East Dubuque Facility in the production of its nitrogen products is natural gas. Raw materials also include certain chemicals used in the manufacturing process. Finished goods include the products stored at each plant that are ready for shipment along with any inventory that may be stored at remote facilities. Inventories are stated at the lower of cost or estimated net realizable value. The cost of inventories is determined using the first- in first-out method. The estimated net realizable value is based on customer orders, market trends and historical pricing. On at least a quarterly basis, the Partnership performs an analysis of its inventory balances to determine if the carrying amount of inventories exceeds its net realizable value. If the carrying amount exceeds the estimated net realizable value, the carrying amount is reduced to the estimated net realizable value. During turnarounds at the East Dubuque Facility, the Partnership allocates fixed production overhead costs to inventory based on the normal capacity of its production facilities and unallocated overhead costs are recognized as expense in the period incurred.

EAST DUBUQUE NITROGEN PARTNERS, L.P. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued) March 31, 2016 (unaudited) 11 Property, Plant and Equipment Property, plant and equipment is stated at cost less accumulated depreciation. Depreciation expense is calculated using the straight-line method over the estimated useful lives of the assets, except for platinum catalyst, as follows: Type of Asset Estimated Useful Life Building and building improvements 20 - 40 years Land improvements 15 - 20 years Machinery and equipment 7 - 10 years Computer equipment and software 3 - 5 years Ammonia catalyst 3 - 10 years Platinum catalyst Based on units of production Expenditures during turnarounds or at other times for improving, replacing or adding to EDNF’s assets are capitalized. Expenditures for the acquisition, construction or development of new assets to maintain EDNF’s operating capacity, or to comply with environmental, health, safety or other regulations, are also capitalized. Costs of general maintenance and repairs are expensed. When property, plant and equipment is retired or otherwise disposed of, the asset and accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in operating expenses. Spare parts are maintained to reduce the length of possible interruptions in plant operations from an infrastructure breakdown at the facility. The spare parts may be held for use for years before the spare parts are used. As a result, they are capitalized as a fixed asset at cost. When spare parts are utilized, the book values of the assets are charged to earnings as a cost of production. Periodically, the spare parts are evaluated for obsolescence and impairment and if the value of the spare parts is impaired, it is charged against earnings. Long-lived assets and construction in progress are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the expected future cash flow from the use of the asset and its eventual disposition is less than the carrying amount of the asset, an impairment loss is recognized and measured using the asset’s fair value. The Partnership capitalizes certain direct development costs associated with internal-use software, including external direct costs of material and services, and payroll costs for employees devoting time to software implementation projects. Costs incurred during the preliminary project stage, as well as maintenance and training costs, are expensed as incurred. The Partnership has recorded asset retirement obligations ("AROs") related to future costs associated with the disposal of asbestos at the East Dubuque Facility. The fair value of a liability for an ARO is recorded in the period in which it is incurred and the cost of such liability increases the carrying amount of the related long-lived asset by the same amount. The liability is accreted each period through charges to operating expense and the capitalized cost is depreciated over the remaining useful life of the asset. The liability was $0.5 million at March 31, 2016 and December 31, 2015. The ARO relating to the Pasadena Facility are included in discontinued operations. See "Note 3 - Sale of the Pasadena Facility." Construction in Progress We also capitalize costs for improvements to the existing machinery and equipment at our facilities and certain costs associated with our information technology initiatives. We do not depreciate construction in progress costs until the underlying assets are placed into service. Income Taxes We are not a taxable entity for federal income tax purposes. As such, we do not directly pay federal income tax. Our taxable income or loss, which may vary substantially from the net income or net loss we report in our consolidated statement of operations, is includable in the federal income tax returns of each partner. The aggregate difference in the basis of our net assets for financial and tax reporting purposes cannot be readily determined as we do not have access to information about each partner’s tax attributes in us.

EAST DUBUQUE NITROGEN PARTNERS, L.P. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued) March 31, 2016 (unaudited) 12 Comprehensive Income (Loss) Comprehensive income (loss) includes all changes in partners’ capital during the period from non-owner sources. To date, accumulated other comprehensive income (loss) is comprised of adjustments to the defined benefit pension plans and the postretirement benefit plan of our discontinued operations. Quarterly Distributions of Available Cash Prior to the Merger discussed in "Note 4 – Merger", the Partnership’s policy was generally to distribute all of the cash available for distribution that it generated each quarter, which could materially affect the Partnership’s liquidity and limit its ability to grow. Cash distributions for each quarter was determined by the board of directors (the "Board") of the General Partner following the end of each quarter. Cash available for distribution for each quarter was generally calculated as the cash it generated during the quarter, less cash needed for maintenance capital expenditures not funded by capital proceeds, debt service and other contractual obligations, and any increases in cash reserves for future operating or capital needs that the Board deemed necessary or appropriate. Increases or decreases in such reserves may have been determined at any time by the Board of the General Partner as it considered, among other things, the cash flows or cash needs expected in approaching periods. The Partnership did not intend to maintain excess distribution coverage for the purpose of maintaining stability or growth in its quarterly distribution, nor did it intend to incur debt to pay quarterly distributions. As a result of its quarterly distributions, the Partnership’s liquidity may have been significantly affected. However, the partnership agreement did not require it to pay cash distributions on a quarterly or other basis, and the Partnership could change its distribution policy at any time and from time to time. Any distributions made by the Partnership to its unitholders were done on a pro rata basis. Additionally, the Merger Agreement, as defined and discussed in Note 4 ("Mergers"), permitted the Partnership to make distributions of cash available for distribution calculated in accordance with the Merger Agreement, which generally required the calculation to be consistent with its historical practice. Related Parties Prior to the Merger discussed in "Note 4 – Merger", the Partnership, the General Partner and Rentech had entered into a services agreement, pursuant to which the Partnership and the General Partner obtained certain management and other services from Rentech. Under the services agreement, the Partnership, its subsidiaries and the General Partner were obligated to reimburse Rentech for (i) all costs, excluding share-based compensation, incurred by Rentech or its affiliates in connection with the employment of its employees who were seconded to the Partnership and who provided the Partnership services under the agreement on a full-time basis; (ii) a prorated share of costs, excluding share-based compensation, incurred by Rentech or its affiliates in connection with the employment of its employees, excluding seconded personnel, who provided the Partnership services under the agreement on a part- time basis, with such prorated share determined by Rentech on a commercially reasonable basis, based on the estimated percent of total working time that such personnel are engaged in performing services for the Partnership; (iii) a prorated share of certain administrative costs, in accordance with the agreement, including office costs, services by outside vendors, other general and administrative costs; and (iv) any taxes (other than income taxes, gross receipt taxes and similar taxes) incurred by Rentech or its affiliates for the services provided under the agreement. In accordance with the services agreement, Rentech billed the Partnership $1.6 million and $1.3 million for the three months ended March 31, 2016 and 2015, respectively. Subsequent Events Subsequent events have been evaluated through the date the financial statements were issued. Recent Accounting Pronouncements In May 2014, the Financial Accounting Standards Board (the "FASB") issued guidance that will significantly enhance comparability of revenue recognition practices across entities, industries, jurisdictions, and capital markets. In August 2015, the FASB approved a one-year deferral of the effective date making the guidance effective for interim and annual reporting periods beginning after December 15, 2017. In addition, the FASB will continue to permit entities to early adopt the guidance for annual periods beginning on or after December 15, 2016. The Partnership is evaluating the provisions of this guidance and the potential impact, if any, on its consolidated financial position, results of operations and disclosures.

EAST DUBUQUE NITROGEN PARTNERS, L.P. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued) March 31, 2016 (unaudited) 13 In June 2014, the FASB issued guidance on accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period. This guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2015. The Partnership does not expect the adoption of this guidance to have any impact on its consolidated financial position, results of operations or disclosures. In August 2014, the FASB issued guidance on presentation of financial statements – going concern, which applies to all companies. It requires management to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued. This guidance is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Partnership is evaluating the provisions of this guidance and the potential impact, if any, on its consolidated financial position, results of operations and disclosures. In January 2015, the FASB issued guidance, which eliminates the concept of extraordinary items. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. The Partnership does not expect the adoption of this guidance to have any impact on its consolidated financial position, results of operations or disclosures. In April 2015, the FASB issued guidance that will help entities evaluate the accounting for fees paid by a customer in a cloud computing arrangement. If a cloud computing arrangement includes a software license, then the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. This guidance is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2015. The Partnership does not expect the adoption of this guidance to have any impact on its consolidated financial position, results of operations or disclosures. In July 2015, the FASB issued guidance that replaces the current lower of cost or market method of measurement for inventory with a lower of cost and net realizable value measurement. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. The Partnership does not expect the adoption of this guidance to have a material impact on its consolidated financial position, results of operations or disclosures. In February 2016, the FASB issued an update to its guidance on lease accounting. This update revises accounting for operating leases by a lessee, among other changes, and requires a lessee to recognize a liability to make lease payments and an asset representing its right to use the underlying asset for the lease term in the balance sheet. The distinction between finance and operating leases has not changed and the update does not significantly change the effect of finance and operating leases on the statement of operations. The new guidance is effective for the first interim and annual periods beginning after December 15, 2018, with early adoption permitted. At adoption, this update will be applied using a modified retrospective approach. The Partnership is currently assessing the impact of adoption of this standard on our consolidated financial statements. (3) Sale of Pasadena Facility On March 14, 2016, the Partnership completed the sale of Rentech Nitrogen Pasadena Holdings, LLC ("Pasadena Holdings"), which owned 100% of Rentech Nitrogen Pasadena, LLC (together with Pasadena Holdings, the "Pasadena Entities"), which in turn owned and operated the Pasadena Facility, to Pasadena Commodities International, LLC, an affiliate of IOC. In connection with the sale of Pasadena Holdings, the Pasadena Entities assumed all liabilities, including, without limitation, environmental liabilities, taxes and liabilities relating to employee benefit plans to the extent related to the operation or ownership of the Pasadena Facility and its underlying business. The transaction resulted in an initial cash payment to the Partnership of $5.0 million, approximately $0.2 million of which was in escrow and recorded in prepaid expenses and other current assets on the consolidated balance sheet as of March 31, 2016. The purchase agreement also includes a cash working capital adjustment, which is estimated to be an approximate $4.6 million cash payment to the Partnership, after confirmation of the amount within ninety days of the closing of the transaction. The final working capital adjustment could differ from this estimate. The purchase agreement also includes a milestone payment, which would be paid the Partnership’s unitholders of record at the close of business on March 28, 2016, equal to 50% of the facility’s EBITDA, as defined in the purchase agreement and subject to other conditions in the purchase agreement, in excess of $8.0 million cumulatively earned over the next two years. The Partnership did not include the earn-out in the loss on sale calculation as it represents a gain contingency.

EAST DUBUQUE NITROGEN PARTNERS, L.P. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued) March 31, 2016 (unaudited) 14 The following table summarizes the loss on sale of the Pasadena Facility (in thousands): Cash consideration $ 5,000 Estimated working capital adjustment 4,638 Carrying value of the Pasadena Facility net assets on the date of sale (11,610) Loss on sale of the Pasadena Facility $ (1,972) On March 31, 2016, the Partnership paid a cash distribution of $0.11 per unit to unitholders of record at the close on business on March 28, 2016, representing a distribution of the $5.0 million initial cash receipt for the sale of the Pasadena Facility, net of transaction-related fees of approximately $0.7 million. The distribution of the cash working capital adjustment, the milestone payment and any other additional cash payments if and to the extent made by IOC relating to the purchase of the Pasadena Facility, and subject to reduction for certain expenses, will be made to the Partnership’s unitholders of record at the close of business on March 28, 2016, within a reasonable time shortly after receiving such cash payments. The Board of the General Partner approved the issuance of purchase price adjustment rights representing the right to receive these additional cash payments, if and to the extent made, for each (i) Partnership common unit held by each holder of record of partnership common units as of immediately prior to the effective time of the Merger (defined below) and (ii) phantom unit outstanding under the Partnership’s 2011 Long-Term Incentive Plan (the "LTIP") as of immediately prior to the effective time of the Merger that contains an effective distribution equivalent right (as defined in the LTIP), to be issued to the applicable holder of such phantom unit. Discontinued Operations The sale of the Pasadena Facility represents a strategic shift that will have a major effect on the Partnership’s operations and financial results. As a result of the sale, the Partnership has classified its consolidated balance sheets and consolidated statements of operations for all periods presented in these financial statements to reflect the Pasadena Facility as discontinued operations. the cash flows of discontinued operations are separately summarized below as operating or investing activities. All discussions and amounts in the consolidated financial statements and related notes for all periods presented relate to continuing operations only, unless otherwise noted.

EAST DUBUQUE NITROGEN PARTNERS, L.P. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued) March 31, 2016 (unaudited) 15 The following table summarizes the components of assets and liabilities of discontinued operations: As of December 31, 2015 (Unaudited) (in thousands) Cash $ 8,589 Accounts receivable 2,450 Inventories 21,758 Prepaid expenses and other current assets 3,855 Current assets held for sale 36,652 Property, plant and equipment, net 1,810 Construction in progress 895 Other long-term assets 71 Long-term assets held for sale 2,776 Total assets held for sale $ 39,428 Accounts payable $ 5,014 Payable to general partner 377 Accrued liabilities 5,644 Deferred revenue 10,786 Current liabilities held for sale 21,821 Asset retirement obligation 4,048 Other long-term liabilities 1,541 Long-term liabilities held for sale 5,589 Total liabilities held for sale $ 27,410 The following table summarizes the results of discontinued operations: Three Months Ended March 31, 2016 2015 (Unaudited) (in thousands) Revenues $ 19,499 $ 32,422 Cost of sales 18,358 31,080 Gross profit 1,141 1,342 Operating expenses Loss on sale of subsidiary 1,972 — Other operating expenses 1,615 1,156 Total operating expenses 3,587 1,156 Operating (loss) income (2,446) 186 Other income, net 2 — Loss before income taxes (2,444) 186 Income tax expense 26 23 (Loss) income from discontinued operations, net of tax $ (2,470) $ 163

EAST DUBUQUE NITROGEN PARTNERS, L.P. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued) March 31, 2016 (unaudited) 16 During the three months ended March 31, 2016, the Partnership incurred $1.1 million of transaction expenses related to the sale of the Pasadena Facility and are included in loss from discontinued operations. The following table summarizes the cash flows of discontinued operations: Three Months Ended March 31, 2016 2015 (Unaudited) (in thousands) Net cash (used in) provided by operating activities from discontinued operations $ (4,227) $ 1,155 Net cash used in investing activities from discontinued operations (4,362) (3,390) Net cash used in discontinued operations $ (8,589) $ (2,235) (4) Mergers On April 1, 2016, the Partnership completed the transactions contemplated by the Agreement and Plan of Merger, dated as of August 9, 2015 (the "Merger Agreement") under which the Partnership and the General Partner merged with subsidiaries of CVR Partners, LP ("CVR Partners"), and the Partnership ceased to be a public company and became a subsidiary of CVR Partners (the "Merger"). Under the terms of the Merger Agreement, holders of the Partnership’s common units eligible to receive consideration received 1.04 common units representing limited partner interests in CVR Partners and $2.57 in cash, without interest, for each Partnership common unit (the "merger consideration"). Phantom units granted and outstanding under the Partnership’s equity plans and held by an employee who continued in the employment of a CVR Partners-affiliated entity upon closing of the Merger were canceled and replaced with new incentive awards of substantially equivalent value and on similar terms. Each phantom unit granted and outstanding and held by (i) an employee who did not continue in employment of a CVR Partners-affiliated entity, or (ii) a director of the General Partner, upon closing of the Merger, vested in full and the holders thereof received the merger consideration. Merger-related transaction expenses for the three months ended March 31, 2016 were $0.7 million and are included in selling, general and administrative expenses. There were no Merger-related transaction expenses for the three months ended March 31, 2015. (5) Fair Value Measurements Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants and is classified in one of the following three categories: • Level 1 — Consists of unadjusted quoted prices in active markets for identical assets or liabilities that the Partnership has the ability to access as of the reporting date. • Level 2 — Consists of inputs other than quoted prices included within Level 1 that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data. • Level 3 — Consists of unobservable inputs for assets or liabilities whose fair value is estimated based on internally developed models or methodologies using inputs that are generally less readily observable and supported by little, if any, market activity at the measurement date. Unobservable inputs are developed based on the best available information and subject to cost-benefit constraints. Fair values of cash, receivables, deposits, other current assets, accounts payable, accrued liabilities and other current liabilities were assumed to approximate carrying value since they are short term and can be settled on demand.

EAST DUBUQUE NITROGEN PARTNERS, L.P. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued) March 31, 2016 (unaudited) 17 The following table presents the fair value and carrying value of the Partnership’s borrowings as of March 31, 2016. Fair Value Level 1 Level 2 Level 3 Carrying Value (in thousands) Liabilities Second Lien Notes $ 318,400 $ — $ — $ 314,221 Wells Fargo Credit Agreement — 49,100 — 48,301 The following table presents the fair value and carrying value of the Partnership’s borrowings as of December 31, 2015. Fair Value Level 1 Level 2 Level 3 Carrying Value (in thousands) Liabilities Second Lien Notes $ 310,400 $ — $ — $ 313,934 Wells Fargo Credit Agreement — 34,500 — 33,641 Second Lien Notes The $320.0 million of 6.5% second lien senior secured notes due 2021 (the "Second Lien Notes") are deemed to be Level 1 financial instruments because there was an active market for such debt. The fair value of such debt was determined based on market prices. Wells Fargo Credit Agreement On March 1, 2016, Wells Fargo Bank, N.A. acquired our $50 million senior secured revolving credit facility (the "Wells Fargo Credit Agreement") from General Electric Capital Corporation. The Wells Fargo Credit Agreement is deemed to be a Level 2 financial instrument because the measurement is based on observable market data. It is concluded that the carrying value of the Wells Fargo Credit Agreement, which is reported net of debt issuance costs, approximates the fair value of such loan as of March 31, 2016 and December 31, 2015 based on its floating interest rate and the Company’s assessment that the fixed-rate margin is still at market. The levels within the fair value hierarchy at which the Partnership’s financial instruments have been evaluated have not changed for any of the Partnership’s financial instruments during the three months ended March 31, 2016 and 2015. (6) Derivative Instruments Accounting guidance establishes accounting and reporting requirements for derivative instruments and hedging activities. This guidance requires recognition of all derivative instruments as assets or liabilities on the Partnership’s consolidated balance sheets and measurement of those instruments at fair value. The accounting treatment of changes in fair value is dependent upon whether or not a derivative instrument is designated as a hedge and if so, the type of hedge. The Partnership currently does not designate any of its derivatives as hedges for financial reporting purposes. Gains and losses on derivative instruments not designated as hedges are included in earnings and reported under cash flows from operating activities. Forward Natural Gas Contracts The Partnership uses commodity-based derivatives to minimize its exposure to the fluctuations in natural gas prices. The Partnership recognizes the unrealized gains or losses related to the commodity-based derivative instruments in its consolidated financial statements. The Partnership does not have any master netting agreements or collateral relating to these derivatives.

EAST DUBUQUE NITROGEN PARTNERS, L.P. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued) March 31, 2016 (unaudited) 18 Our East Dubuque Facility enters into forward natural gas purchase contracts to reduce its exposure to the fluctuations in natural gas prices. The forward natural gas contracts are deemed to be Level 2 financial instruments because the measurement is based on observable market data. The fair value of such contracts had been determined based on market prices. Gain or loss associated with forward natural gas contracts is recorded in cost of sales on the consolidated statements of income. The amount of unrealized gain recorded was $1.5 million and $2.6 million for the three months ended March 31, 2016 and 2015, respectively. These forward natural gas contracts are recorded in prepaid expenses and other current assets and accrued liabilities on the consolidated balance sheets. March 31, 2016 December 31, 2015 Current Assets Current Liabilities Current Liabilities (in thousands) Forward natural gas contracts: Gross amounts recognized $ 74 $ (125) $ (1,517) Gross amounts offset in consolidated balance sheets — — — Net amounts presented in the consolidated balance sheets $ 74 $ (125) $ (1,517) The following table presents the financial instruments that were accounted for at fair value by level as of March 31, 2016 and December 31, 2015. Level 1 Level 2 Level 3 (in thousands) Liabilities Forward gas contracts – March 31, 2016 $ — $ 51 $ — Forward gas contracts – December 31, 2015 — 1,517 — (7) Inventories Inventories consisted of the following: March 31, 2016 December 31, 2015 (in thousands) Finished goods $ 14,110 $ 9,701 Raw materials 381 430 Other 161 227 Total inventory $ 14,652 $ 10,358

EAST DUBUQUE NITROGEN PARTNERS, L.P. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued) March 31, 2016 (unaudited) 19 (8) Property, Plant and Equipment Property, plant and equipment consisted of the following: March 31, 2016 December 31, 2015 (in thousands) Land and land improvements $ 2,272 $ 2,272 Buildings and building improvements 12,035 11,975 Machinery and equipment 228,838 228,028 Computer equipment and computer software 3,277 3,049 Other 532 532 246,954 245,856 Less: Accumulated depreciation (100,517) (95,588) Total property, plant and equipment, net $ 146,437 $ 150,268 The construction in progress balance at March 31, 2016 was $29.6 million, which includes $1.1 million of capitalized interest costs. The construction in progress balance at December 31, 2015 was $22.8 million, which includes $0.7 million of capitalized interest costs. The construction in progress balance as of both March 31, 2016 and December 31, 2015 primarily consists of the costs associated with the ammonia synthesis converter project. (9) Debt Debt consists of the following: March 31, 2016 December 31, 2015 (in thousands) Second Lien Notes $ 320,000 $ 320,000 Wells Fargo Credit Agreement 49,100 34,500 Total debt 369,100 354,500 Less: Debt issuance costs (6,578) (6,925) Less: Current portion — — Long-term debt $ 362,522 $ 347,575 Notes Offering On April 12, 2013, the Partnership and East Dubuque Finance Corporation (formerly known as Rentech Nitrogen Finance Corporation) (the "Finance Corporation" and together with the Partnership, the "Issuers") issued $320.0 million of 6.5% second lien senior secured notes due 2021. The Second Lien Notes bear interest at a rate of 6.5% per year, payable semi-annually in arrears on April 15 and October 15 of each year. The Second Lien Notes will mature on April 15, 2021, unless repurchased or redeemed earlier in accordance with their terms. On April 29, 2016, the Partnership commenced a cash tender offer (the "Tender Offer") to purchase any and all of the outstanding Second Lien Notes. In connection with the Tender Offer, the Partnership is soliciting consents to certain proposed amendments (the "Consent Solicitation") to the indenture governing the Second Lien Notes (the "Indenture"). Holders that validly tender their Second Lien Notes pursuant to the Tender Offer and deliver their consents pursuant to the Consent Solicitation (and who do not validly withdraw their tender and consents) on or before 5:00 p.m., New York City time on May 12, 2016 (as such date and time may be extended, the "Early Tender Date") will receive $1,015 per $1,000 in principal amount of the Second Lien Notes. Holders who validly tender their Second Lien Notes and provide their consents after the Early Tender Date but on or before 5:00 p.m., New York City time on May 27, 2016, unless extended or earlier terminated, will receive an amount equal to $985 per $1,000 in principal

EAST DUBUQUE NITROGEN PARTNERS, L.P. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued) March 31, 2016 (unaudited) 20 amount. Holders whose Second Lien Notes are purchased under the Tender Offer will also receive accrued and unpaid interest up to the settlement date. The primary purpose of the Consent Solicitation is to eliminate or modify substantially all of the restrictive covenants relating to the Partnership and its subsidiaries, eliminate all events of default other than failure to pay principal, premium or interest on the Second Lien Notes, eliminate all conditions to satisfaction and discharge, and release the liens on the collateral securing the Second Lien Notes. Holders may not tender their Second Lien Notes in the Tender Offer without delivering their consents under the Consent Solicitation, and holders may not deliver their consents under the Consent Solicitation without tendering their Second Lien Notes pursuant to the Tender Offer. The amendments to the Indenture contemplated by the Consent Solicitation will not become operative unless at least a majority of the aggregate principal amount of the Second Lien Notes (excluding consents from the Partnership and its affiliates) validly participate in (and do not validly withdraw) the Consent Solicitation; provided 66 2/3% of the aggregate principal amount of the Second Lien Notes (excluding consents from the Partnership and its affiliates) must validly participate in the Consent Solicitation to release the collateral securing the Second Lien Notes. Concurrently with, but separately from the Tender Offer, the Partnership also commenced an offer to purchase all of the outstanding Second Lien Notes at a price equal to 101% of the principal amount thereof (the "Change of Control Offer"), as required as a result of the Merger. Holders who validly tender their Second Lien Notes prior to 5:00 p.m., New York City time on June 28, 2016, will receive $1,010 for each $1,000 in principal amount. Holders whose Second Lien Notes are purchased under the Change of Control Offer will also receive accrued and unpaid interest up to the settlement date. On May 12, 2016, the Partnership had received tenders and consents from holders of $315,245,000 in aggregate principal amount of the Second Lien Notes, representing approximately 98.5% of the total outstanding principal amount of the Second Lien Notes. The Partnership received the requisite consents in respect of the Second Lien Notes in connection with the Consent Solicitation to amend the Indenture as described above (the "Proposed Amendments"). As a result, the Partnership may execute a supplemental indenture relating to the Second Lien Notes promptly after the withdrawal deadline setting forth the Proposed Amendments. The Proposed Amendments will become operative upon payment for the tendered Second Lien Notes pursuant to the terms of the Tender Offer and Consent Solicitation. The Second Lien Notes that remain outstanding following the consummation of the Tender Offer and the Change of Control Offer will continue to be obligations of the Issuers. The Second Lien Notes are fully and unconditionally guaranteed, jointly and severally, by each of the Partnership’s existing domestic subsidiaries, other than the Finance Corporation. In addition, the Second Lien Notes and the guarantees thereof are collateralized by a second priority lien on substantially all of the Partnership’s and the guarantor’s assets, excluding any assets of Coffeyville Resources Nitrogen Fertilizers, LLC and subject to permitted liens. The Indenture prohibits the Partnership from making distributions if certain defaults exist. In addition, the Indenture contains covenants limiting the Partnership's ability to make distributions. The covenants apply differently depending on the Partnership's fixed charge coverage ratio (as defined in the Indenture). As of March 31, 2016, the Partnership was in compliance with the covenants contained in the Indenture. Wells Fargo Credit Agreement On July 22, 2014, the Partnership replaced the Credit Agreement by entering into a new credit agreement by and among the Partnership and Finance Corporation as borrowers (the "Borrowers"), certain subsidiaries of the Partnership, as guarantors, General Electric Capital Corporation, for itself as agent for the lenders party thereto, the other financial institutions party thereto, and GE Capital Markets, Inc., as sole lead arranger and bookrunner. On March 1, 2016, Wells Fargo Bank, N.A. acquired our new credit agreement (the "Wells Fargo Credit Agreement") from General Electric Capital Corporation. The Wells Fargo Credit Agreement consists of a $50.0 million senior secured revolving credit facility with a $10.0 million letter of credit sublimit. At March 31, 2016, a letter of credit had been issued, but not drawn upon, in the amount of $1.4 million. The Wells Fargo Credit Agreement was used to fund growth projects, working capital needs, letters of credit and for other general partnership purposes. Borrowings under the Wells Fargo Credit Agreement bear interest at a rate equal to an applicable margin plus, at the Borrowers’ option, either (a) in the case of base rate borrowings, a rate equal to the highest of (1) the prime rate, (2) the federal funds rate plus 0.5% or (3) LIBOR for an interest period of one month plus 1.00% or (b) in the case of LIBOR borrowings, the offered rate per annum for deposits of dollars for the applicable interest period on the day that is two business days prior to the first day of such interest

EAST DUBUQUE NITROGEN PARTNERS, L.P. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued) March 31, 2016 (unaudited) 21 period. The applicable margin for borrowings under the Wells Fargo Credit Agreement is 2.25% with respect to base rate borrowings and 3.25% with respect to LIBOR borrowings. The Borrowers are required to pay a fee to the lenders under the Wells Fargo Credit Agreement on the average undrawn available portion of the Wells Fargo Credit Agreement at a rate equal to 0.50% per annum. If letters of credit are issued, the Borrowers will also pay a fee to the lenders under the Wells Fargo Credit Agreement at a rate equal to the product of the average daily undrawn face amount of all letters of credit issued, guaranteed or supported by risk participation agreements multiplied by a per annum rate equal to the applicable margin with respect to LIBOR borrowings. The Borrowers are also required to pay customary letter of credit fees on issued letters of credit. In the event the Borrowers reduce or terminate the commitments under the Wells Fargo Credit Agreement on or prior to the 18-month anniversary of the closing date, the Borrowers shall pay a prepayment fee equal to 1.0% of the amount of the commitment reduction. The Wells Fargo Credit Agreement was scheduled to expire on July 22, 2019. The obligations under the Wells Fargo Credit Agreement and the subsidiary guarantees thereof are secured by the same collateral securing the Second Lien Notes, which includes substantially all the assets of the Partnership and its subsidiaries. After the occurrence and during the continuation of an event of default, proceeds of any collection, sale, foreclosure or other realization upon any collateral will be applied to repay obligations under the Wells Fargo Credit Agreement and the subsidiary guarantees thereof to the extent secured by the collateral before any such proceeds are applied to repay obligations under the Second Lien Notes. The Wells Fargo Credit Agreement contains a number of customary representations and warranties, affirmative and negative covenants and events of default. The covenants include, among other things, compliance with environmental laws, limitations on the incurrence of indebtedness and liens, the making of investments, the sale of assets and the making of restricted payments. In the event that less than 30% of the commitment amount is available for borrowing on any distribution date, in order to make a distribution on such date (a) the Partnership must maintain a first lien leverage ratio no greater than 1.0 to 1.0 and (b) the sum of (i) the undrawn amount under the Wells Fargo Credit Agreement and (ii) cash maintained by the Partnership and its subsidiaries in collateral deposit accounts must be at least $5 million, in each case on a pro forma basis. In addition, before the Partnership can make distributions, there cannot be any default under the Wells Fargo Credit Agreement. The Wells Fargo Credit Agreement also contains a requirement that the Partnership maintain a first lien leverage ratio not to exceed 1.0 to 1.0 (a) at the end of each fiscal quarter where less than 30% of the commitment amount is available for drawing under the Wells Fargo Credit Agreement or (b) a default has occurred and is continuing. As of March 31, 2016, the Partnership was in compliance with all covenants under the Second Lien Notes and the Wells Fargo Credit Agreement. In connection with the closing of the Merger, CVR Partners and its affiliates contributed $49.4 million to the Partnership, which was used to pay off the outstanding balance of the Wells Fargo Credit Agreement, including accrued interest and fees, and the Wells Fargo Credit Agreement was canceled. (10) Commitments and Contingencies Natural Gas Forward Purchase Contracts The Partnership’s policy and practice are to enter into fixed-price forward purchase contracts for natural gas in conjunction with contracted nitrogen fertilizer product sales in order to substantially fix gross margin on those product sales contracts. The Partnership may also enter into a limited amount of additional fixed-price forward purchase contracts for natural gas in order to reduce monthly and seasonal gas price volatility. The Partnership occasionally enters into index-price contracts for the purchase of natural gas. The Partnership has entered into multiple natural gas forward purchase contracts for various delivery dates through August 31, 2016.

EAST DUBUQUE NITROGEN PARTNERS, L.P. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued) March 31, 2016 (unaudited) 22 Commitments for natural gas purchases consist of the following: March 31, 2016 December 31, 2015 (in thousands, except weighted average rate) MMBtus under fixed-price contracts 915 2,580 MMBtus under index-price contracts — — Total MMBtus under contracts 915 2,580 Commitments to purchase natural gas $ 1,770 $ 8,131 Weighted average rate per MMBtu based on the fixed rates and the indexes applicable to each contract $ 1.93 $ 3.15 As of March 31, 2016, deposits against these forward gas contracts were $0.2 million. The Partnership is required to make additional prepayments under these forward purchase contracts in the event that market prices fall below the purchase prices in the contracts. Litigation Relating to the Merger Transaction On August 29, 2015, Mike Mustard, a purported unitholder of the Partnership, filed a class action complaint on behalf of the public unitholders of the Partnership against the Partnership, the General Partner, Rentech Nitrogen Holdings, Inc., Rentech, CVR Partners, DSHC, LLC, Lux Merger Sub 1 LLC ("Merger Sub 1") and Lux Merger Sub 2 LLC ("Merger Sub 2"), and the members of the General Partner’s board of directors, in the Court of Chancery of the State of Delaware (the "Mustard Lawsuit"). On October 6, 2015, Jesse Sloan, a purported unitholder of the Partnership, filed a class action complaint on behalf of the public unitholders of the Partnership against the Partnership, the General Partner, CVR Partners, Merger Sub 1, Merger Sub 2 and members of the General Partner’s board of directors in the U.S. District Court for the Northern District of California (the "Sloan Lawsuit" and together with the Mustard Lawsuit, the "Lawsuits"). The Lawsuits allege, among other things, that the consideration offered by CVR Partners is unfair and inadequate and that, by pursuing the proposed transaction with CVR Partners, the Partnership’s directors have breached their contractual and fiduciary duties to the Partnership’s unitholders. The Lawsuits also allege that the non-director defendants aided and abetted the director defendants in their purported breach of contractual and fiduciary duties. Furthermore, the Sloan Lawsuit alleges that the registration statement filed with the SEC with respect to the transaction fails to disclose material information leading up to the Merger, fails to disclose or contains misleading disclosures concerning Morgan Stanley & Co. LLC’s financial analyses and fails to disclose or contains misleading disclosure concerning financial projections. On February 1, 2016, plaintiffs and defendants entered into a memorandum of understanding ("MOU") providing for the proposed settlement of the lawsuits. While the defendants believe that no supplemental disclosure is required under applicable laws, in order to avoid the burden and expense of further litigation, they have agreed to make, pursuant to the terms of the MOU, and have made certain supplemental disclosures related to the Merger, all of which were disclosed in a Form 8-K filed by the Partnership with the SEC on February 2, 2016. The MOU contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including court approval following notice to the Partnership’s unitholders. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the United States District Court for the Central District of California (the "Court") will consider the fairness, reasonableness and adequacy of the proposed settlement. If the proposed settlement is finally approved by the Court, it will resolve and release all claims by unitholders of the Partnership challenging any aspect of the Merger, the merger agreement and any disclosure made in connection therewith, including in the definitive proxy statement, pursuant to terms that will be disclosed to such unitholders prior to final approval of the proposed settlement. In addition, in connection with the proposed settlement, the parties contemplate that plaintiffs’ counsel will file a petition in the Court for an award of attorneys’ fees and expenses to be paid by the Partnership or its successor. There can be no assurance that the Court will approve the proposed settlement contemplated by the MOU. In the event that the proposed settlement is not approved and such conditions are not satisfied, the defendants will continue to vigorously defend against the allegations in the lawsuits. Regulation

EAST DUBUQUE NITROGEN PARTNERS, L.P. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued) March 31, 2016 (unaudited) 23 The Partnership’s business is subject to extensive and frequently changing federal, state and local, environmental, health and safety regulations governing a wide range of matters, including the emission of air pollutants, the release of hazardous substances into the environment, the treatment and discharge of waste water and the storage, handling, use and transportation of the Partnership’s fertilizer products, raw materials, and other substances that are part of our operations. These laws include the Clean Air Act (the "CAA"), the federal Water Pollution Control Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substances Control Act, and various other federal, state and local laws and regulations. The laws and regulations to which the Partnership is subject are complex, change frequently and have tended to become more stringent over time. The ultimate impact on the Partnership’s business of complying with existing laws and regulations is not always clearly known or determinable due in part to the fact that the Partnership’s operations may change over time and certain implementing regulations for laws, such as the CAA, have not yet been finalized, are under governmental or judicial review or are being revised. These laws and regulations could result in increased capital, operating and compliance costs. (11) Partners’ Capital and Partnership Distributions Prior to the Merger discussed in Note 4 ("Mergers"), the Partnership’s policy was to distribute to its unitholders all of the cash available for distribution that it generated each quarter, subject to a determination by the Board of the General Partner that the Partnership’s projected liquidity was adequate to provide for its forecasted operating and working capital needs. Cash available for distribution for each quarter was determined by the Board of the General Partner following the end of each quarter. The Partnership expected that cash available for distribution for each quarter would generally be calculated as the cash it generated during the quarter, less cash needed for maintenance capital expenditures not funded by capital proceeds, debt service and other contractual obligations, and any increases in cash reserves for future operating or capital needs that the Board of the General Partner deemed necessary or appropriate. Increases or decreases in such reserves may have been determined at any time by the Board of the General Partner as it considered, among other things, the cash flows or cash needs expected in approaching periods. The Partnership did not intend to maintain excess distribution coverage for the purpose of maintaining stability or growth in its quarterly distribution, nor did it intend to incur debt to pay quarterly distributions. The Partnership had no legal obligation to pay distributions. Distributions were not required by the Partnership’s partnership agreement and the Partnership’s distribution policy was subject to change at any time at the discretion of the Board of the General Partner. Any distributions made by the Partnership to its unitholders was done on a pro rata basis. Each phantom unit entitled the holder to payments in amounts equal to the amounts of any distributions made to an outstanding unit by the Partnership. Payments to outstanding phantom units were not subtracted from operating cash flow in the calculation of cash available for distribution, but the payments made to phantom unitholders are recorded as distributions for accounting purposes. At March 31, 2016, the Partnership had 169,236 unit-settled phantom units outstanding. See Note 4 ("Mergers") for discussion of the phantom unit treatment upon consummation of the Merger. First Quarter 2015 Cash Distribution On February 12, 2015, the Partnership announced a cash distribution to its common unitholders for the fourth quarter of 2014 of $0.30 per common unit, which resulted in total distributions in the amount of $11.7 million, including approximately $7.0 million to affiliates and approximately $4.8 million to non-affiliates (including payments to phantom unitholders). This cash distribution was paid during the first quarter of 2015. Second Quarter 2015 Cash Distribution On May 11, 2015, the Partnership announced a cash distribution to its common unitholders for the first quarter of 2015 of $0.36 per common unit, which resulted in total distributions in the amount of $14.1 million, including approximately $8.4 million to affiliates and approximately $5.7 million to non-affiliates (including payments to phantom unitholders). This cash distribution was paid during the second quarter of 2015.

EAST DUBUQUE NITROGEN PARTNERS, L.P. NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued) March 31, 2016 (unaudited) 24 First Quarter 2016 Cash Distributions Cash distributions for the three months ended March 31, 2016, included $0.10 cents per common unit related to the fourth quarter of 2015, as well as $0.11 per common unit for the net proceeds received from the Pasadena sale. On February 15, 2016, the Partnership announced a cash distribution to its common unitholders for the fourth quarter of 2015 of $0.10 per common unit, which resulted in total distributions in the amount of $3.9 million, including approximately $2.3 million to affiliates and approximately $1.6 million to non-affiliates (including payments to phantom unitholders). The cash distribution was paid on February 29, 2016 to unitholders of record at the close of business on February 25, 2016. The Partnership also declared a cash distribution to its common unitholders of $4.3 million, or $0.11 per common unit, from the net proceeds received from the sale of the Pasadena Facility. This cash distribution was paid on March 31, 2016 to unitholders on of record at the close of business on March 28, 2016, including $2.6 million to affiliates and $1.7 million to non-affiliates (including payments to phantom unitholders). (12) Income Taxes The Partnership and its subsidiary are not directly subject to federal and state income taxes. Instead, their taxable income or loss is allocated to their individual partners or members. However, the Partnership and its subsidiary are subject to an Illinois replacement tax and California annual minimum franchise tax. For the three months ended March 31, 2016 and 2015, Illinois replacement tax of approximately $0 and $14,000, respectively, was recorded. At both March 31, 2016 and December 31, 2015, there is a prepaid state taxes amount to the state of Illinois of $0.2 million included in prepaid expenses and other current assets.